UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On April 24, 2007, Energy XXI GOM, LLC, an indirect wholly owned subsidiary of Energy XXI (Bermuda) Limited, entered into a Purchase and Sale Agreement (the “PSA”) with Pogo Producing Company (“Pogo”) to purchase certain Gulf of Mexico shelf oil and natural gas properties for $419.5 million in cash. The properties include 28 fields currently producing approximately 7,400 net barrels of oil equivalent (BOE) per day, and with net proved reserves of approximately 20 million BOE. Approximately 62% of the production and 70% of the reserves are oil. Offshore leases included in the PSA total nearly 282,000 gross acres (91,600 net acres).

The acquisition, which is expected to close by June 1, 2007, is subject to customary closing conditions as well as adjustments to the purchase price to reflect revenues generated between the effective date of the PSA of April 1, 2007 and the closing.

In connection with the execution of the PSA, Energy XXI (Bermuda) Limited placed 3.98 million shares of its common stock and approximately $2.0 million into an escrow account as a deposit for its subsidiary’s obligations under the PSA. This deposit will be returned to Energy XXI (Bermuda) Limited upon a timely closing of the acquisition or, if the acquisition does not close timely as a result of a breach of the PSA by Energy XXI GOM, LLC, the deposit will be delivered to Pogo. The issuance of such shares of common stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act on the basis that it did not involve a public offering.

Item 7.01 Regulation FD Disclosure.

On April 24, 2007, Energy XXI (Bermuda) Limited issued a press release announcing the acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing under the Exchange Act and the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

99.1	Press Release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: April 26, 2007	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

99.1	Press Release dated April 24, 2007